SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): June 17, 1999


                             SBC COMMUNICATIONS INC.
               (Exact Name of Registrant as Specified in Charter)

             Delaware                   1-8610                  43-1301883
(State or Other Jurisdiction         (Commission              (IRS Employer
       of Incorporation)             File Number)            Identification No.)

175 E. Houston, San Antonio, Texas                                 78205
(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code: (210) 821-4105









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ITEM 5.  OTHER EVENTS.

         On June 17, 1999, SBC Communications Inc. (the "Registrant") issued a press release, the text of which is attached hereto as Exhibit 99.1 and incorporated herein in its entirety, announcing that today it commenced an offer to purchase and consent solicitation (the "Tender Offer") for all of the outstanding 9 1/2% Senior Notes due May 1, 2007 (the "Securities") issued by Comcast Cellular Corporation ("Comcast Cellular"), in connection with the closing of SBC Communications Inc.'s purchase of all stock of Comcast Cellular, which is expected to be consummated shortly. The Tender Offer will expire at 5:00 p.m., New York City time, on July 15, 1999, unless extended or earlier terminated. The time by which holders must tender Securities in order to be eligible to receive a consent payment of 3.5% of the principal amount of each Security purchased will be 5:00 p.m., New York City time, on June 30, 1999, unless extended (the "Consent Payment Deadline"). Withdrawal rights for any Securities tendered will expire at 5:00 p.m., New York City time, on the first business day after the Consent Payment Deadline.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            The following exhibits are filed herewith:

Exhibit
Number               Description
-----------          --------------------------------------------------------
    99.1             Registrant's press release, dated June 17, 1999




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SBC COMMUNICATIONS INC.



Date: June 17, 1999               By:   /s/ Donald E. Kiernan
                                       ---------------------------
                                       Donald E. Kiernan
                                       Senior Vice President, Treasurer
                                          and Chief Financial Officer



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EXHIBIT INDEX

                                                                    Sequentially
                                                                      Numbered
Exhibit No.     Description                                             Page
--------------  ------------------------------------------------    ------------
99.1            Registrant's press release, dated June 17, 1999           5



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